                                                                    Exhibit 3.28

                          CERTIFICATE OF INCORPORATION

                                       OF

                            PRIMICIA EDITORIAL, INC.

                  The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

                  FIRST: The name of the Corporation is Primicia Editorial, Inc.

                  SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                  FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1000 shares of Common Stock, par value $0.01 each.

                  FIFTH: The name of the sole incorporator is Louise Weston, and her address is 425 Lexington Avenue, New York City, New York 10017-3954.

                  SIXTH: The Board of Directors of the Corporation, acting by majority vote, may adopt, amend or repeal the By-Laws of the Corporation.

                  SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on November 5, 1999.



                                                  ------------------------------
                                                  Louise Weston

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                  Primicia Editorial, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                  DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of Primicia, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                           The name of the corporation is Miral Editorial, Inc.

                  SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the Sate of Delaware.

                  THIRD; That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said Primicia Editorial, Inc. has caused this certificate to be signed by David J. Pecker and John Miley, its directors, this 2nd day of August, 2000.

                                       Primicia Editorial, Inc.



                                       -----------------------------------------
                                       David J. Pecker


                                       -----------------------------------------
                                       John Miley